Filed Pursuant to Rule 424(b)(7)
Registration No. 333-158384

CALCULATION OF REGISTRATION FEE

Title of Each Class of		Proposed Maximum	Proposed Maximum	Amount of
Securities to be	Amount to be	Offering Price per	Aggregate Offering	Registration Fee
Registered	Registered	Share(1)	Price	(2)
Common Stock, $0.001 par value	2,801,435 shares	$133.70	$374,551,860	$20,900.00

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices as reported on the Nasdaq Global Select Market on April 1, 2009.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrant’s Registration Statement on Form S-3 (File No. 333-158384) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement
(To Prospectus dated April 2, 2009).

2,801,435 Shares

First Solar, Inc.

Common Stock

The selling stockholder named in this prospectus supplement is hereby selling up to 2,801,435 shares of our common stock. The selling stockholder acquired these shares from us pursuant to our acquisition of the solar project development business of OptiSolar Inc., a Delaware corporation. The selling stockholder may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. For further information regarding the possible methods by which the shares of common stock may be distributed, see “Plan of Distribution” beginning on page S-4 of this prospectus supplement. We will not receive any proceeds from the sale of the shares by the selling stockholder.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FSLR.” On April 2, 2009, the last reported sale price for our common stock on Nasdaq was $138.02 per share.

See “Risk Factors” beginning on page S-2 of this prospectus supplement and page 2 of the accompanying prospectus to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Prospectus Supplement dated April 3, 2009.

Prospectus Supplement

About this Prospectus Supplement	ii
Summary	S-1
Risk Factors	S-2
Recent Developments	S-3
Use of Proceeds	S-4
Selling Stockholder	S-4
Plan of Distribution	S-4
Certain United States Federal Tax Consequences for Non-U.S. Stockholders	S-7
Legal Matters	S-10
Experts	S-10

Prospectus

About This Prospectus	1
First Solar, Inc.	2
Risk Factors	2
Cautionary Statement Regarding Forward-Looking Statements	2
Selling Security Holders	3
Use of Proceeds	3
Ratio of Earnings to Fixed Charges	3
Description of Common Stock	4
Description of Debt Securities	4
Description of Preferred Stock	13
Description of Warrants	13
Plan of Distribution	14
Legal Matters	16
Experts	16
Where You Can Find More Information	16

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context otherwise requires, the terms the “Company,” “our,” “we” and “us” refer to First Solar, Inc. and its subsidiaries on a consolidated basis.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the base prospectus, gives more general information about us and our common stock. Generally, when we refer to “this prospectus,” we are referring to both parts of this document combined and when we refer to the “accompanying prospectus,” we are referring to the base prospectus only. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should rely only on the information contained, or incorporated by reference, in this prospectus. Neither we nor the selling stockholder have authorized anyone to provide you with different information.

The selling stockholder is not making an offer of our common stock in any state where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or any information incorporated by reference herein or therein is accurate as of any date other than the date of this prospectus supplement, the accompanying prospectus or the document incorporated by reference, as applicable. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

ii

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein carefully. You should pay special attention to the “Risk Factors” sections in this prospectus supplement, the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, which are incorporated by reference in this prospectus. For additional information, you should refer to the information described in the section entitled “Where You Can Find More Information” in the accompanying prospectus.

First Solar, Inc.

We design and manufacture solar modules using a proprietary thin film semiconductor technology that has allowed First Solar to reduce its average solar module manufacturing costs to among the lowest in the world. We manufacture our solar modules on high-throughput production lines and perform all manufacturing steps in an automated, proprietary, continuous process, which eliminates the multiple supply chain operators and expensive and time consuming batch processing steps that are used to produce a crystalline silicon solar module.

We devote a substantial amount of resources to research and development with the objective of lowering the per watt price of solar electricity generated by photovoltaic systems. With the objective of reducing the per watt manufacturing cost of electricity generated by photovoltaic systems using our solar modules, we focus our research and development on increasing the conversion efficiency of our solar modules and on reducing the cost and optimizing the effectiveness of the other components in a photovoltaic system.

Through our solar power systems and project development business, we also provide comprehensive utility-scale photovoltaic systems solutions that significantly reduce solar electricity costs. We sell solar power systems, which include both our solar modules and balance of system components that we procure from third parties, directly to system owners. We also provide utility-scale engineering, procurement and construction (EPC) capabilities related to the development of commercial solar projects, including monitoring and maintenance as part of a turnkey system solution delivery.

First Solar, Inc., a Delaware corporation, was incorporated on February 22, 2006. We operated as a Delaware limited liability company from 1999 until 2006. Our corporate headquarters is located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 and our telephone number is (602) 414-9300. We maintain a website at www.firstsolar.com. The information contained in or connected to our website is not a part of this prospectus.

The Offering

Common stock offered	2,801,435 shares by the selling stockholder.

Common stock outstanding	81,843,748 shares outstanding as of March 27, 2009.

Offering price of common stock	The shares may be sold at market prices prevailing at the time of sale or at negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder.

Dividend policy	We have never paid, and it is our present intention for the foreseeable future not to pay, dividends on our common stock.

Nasdaq symbol for our common stock	FSLR

Risk factors	For a discussion of certain risks that should be considered in connection with an investment in our common stock, see the description of risks set forth or incorporated in the sections entitled “Risk Factors” in this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to consider the risks described below and to read and consider the risk factors and other disclosures relating to an investment in our securities described in our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus supplement and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus supplement and the accompanying prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations.

Risks Relating to Our Common Stock

The price of our common stock has been volatile and continued volatility could affect the price at which you could sell your shares of our common stock.

The market price for our common stock has varied between a high of $165.20 and a low of $100.90 since January 1, 2009. This volatility may affect the price at which you could sell our common stock. The price for our stock could continue to be volatile and subject to price and volume fluctuations in response to market and other factors, including factors discussed in the risks related to our business operations; variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts’ estimates; and competitive developments.

In addition, the broader stock market has recently experienced significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and beyond their control and may adversely affect the price of our common stock. Also, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.

Risks Relating to Our Solar Systems and Project Development Business

As described below in the “Recent Developments” section of this prospectus supplement, on April 3, 2009, we acquired the solar power project development business of OptiSolar Inc. from the selling stockholder.

We may be unable to acquire or lease land and/or obtain the approvals, licenses and permits necessary to build and operate photovoltaic (PV) power plants in a timely and cost effective manner, and regulatory agencies, local communities or labor unions may delay, prevent or increase the cost of construction and operation of the PV plants we intend to build.

In order to construct and operate our PV plants, we need to acquire or lease land and obtain all necessary local, county, state and federal approvals, licenses and permits. We may be unable to acquire the land or lease interests needed, may not receive or retain the requisite approvals, permits and licenses or may encounter other problems which could delay or prevent us from successfully constructing and operating PV plants. For instance, the California Independent System Operator may modify its rules in a manner that could negatively impact our favorable position in transmission queues, and local labor unions may increase the cost of, and/or lower the productivity of, project development in Canada and California.

Many of our proposed PV plants are located on or require access through public lands administered by federal and state agencies pursuant to competitive public leasing and right-of-way procedures and processes. The authorization for the use, construction and operation of PV plants and associated transmission facilities on federal, state and private lands will also require the assessment and evaluation of mineral rights, private rights-of-way and other easements; environmental, agricultural, cultural, recreational and aesthetic impacts; and the likely mitigation of adverse impacts to these and other resources and uses. The inability to obtain the required permits and, potentially, excessive delay in obtaining such permits due, for example, to litigation, could prevent us from successfully constructing and operating PV plants and could result in a potential forfeiture of any deposit we have made with respect to a given project. Moreover, project approvals subject to project modifications and conditions, including mitigation requirements and costs, could affect the financial success of a given project.

Lack of transmission capacity availability, potential upgrade costs to the transmission grid and other systems constraints could significantly impact our ability to build PV plants and generate solar electricity power sales.

In order to deliver electricity from our PV plants to our customers, our projects need to connect to the transmission grid. The lack of available capacity on the transmission grid could substantially impact our projects, including causing reductions in project size, delays in project implementation, increased costs from transmission upgrades and potential forfeitures of any deposit we have made with respect to a given project. These transmission issues, as well as issues relating to the availability of large systems such as transformers and switch gear, could significantly impact our ability to build PV plants and generate solar electricity sales.

Our project development business and our engineering, procurement and construction (EPC) business are dependent upon us and third parties obtaining financing from various sources which may not be available or may only be available on unfavorable terms or in insufficient amounts.

Our project development business is dependent on our ability to finance the development of our PV plants. If we are unable to secure such financing or if it is not available on terms that we determine are acceptable to us, we may be unable to fully execute our project development business plan, and our business, financial condition or results of operations may be adversely affected.

Our EPC business is dependent on the ability of third parties to purchase our PV plant projects, which, in turn, is dependent on their ability to obtain financing for such purchases. Depending on prevailing conditions in the credit markets and other factors, such financing may not be available or may only be available on unfavorable terms or in insufficient amounts. If third parties are limited in their ability to access financing to support their purchase of PV plant projects from us, we may not realize the cash flows that we expect from such sales, and this could adversely affect our ability to generate revenue.

Developing solar power projects may require significant upfront investment prior to the signing of a power purchase agreement (PPA) or an EPC contract, which could adversely affect our business and results of operations.

Our solar power project development cycles, which span the time between the identification of land and the commercial operation of a PV power plant project, vary substantially and can take multiple months or years to mature. As a result of these long project cycles, we may need to make significant upfront investments of resources in advance of the signing of PPAs and EPC contracts and the receipt of any revenue, much of which is not recognized for several additional months or years following contract signing. Our potential inability to enter into sales contracts with potential customers after making such upfront investments could adversely affect our business and results of operations.

RECENT DEVELOPMENTS

On April 3, 2009, we acquired the solar power project development business of OptiSolar Inc., which we refer to in this prospectus supplement as the OptiSolar Project Business, pursuant to the merger agreement, dated March 2, 2009, by and among us, OptiSolar Inc. and OptiSolar Holdings LLC, the selling stockholder. Pursuant to the merger, on the date of this prospectus supplement, all the outstanding shares of common stock of OptiSolar Inc., which were held by the selling stockholder immediately prior to the merger, were exchanged for merger consideration consisting of 2,972,420 shares of our common stock (which number includes certain shares that were not issued at the closing of the merger and may be issued in the future upon satisfaction of conditions relating to the novation of certain existing leases and satisfaction of certain existing accounts payable of OptiSolar Inc.). The shares comprising the merger consideration were issued to the selling stockholder in a transaction exempt from registration under the Securities Act by virtue of Section 4(2) of the Securities Act.

USE OF PROCEEDS

All of the shares of our common stock offered by this prospectus supplement will be sold by, and for the account of, the selling stockholder. We will not receive any of the proceeds from the resale of our common stock pursuant to this offering.

SELLING STOCKHOLDER

The table below sets forth the name of the selling stockholder, its beneficial ownership prior to and after the completion of this offering and the number of shares of our common stock that the selling stockholder will sell in this offering using this prospectus supplement. This table assumes that the selling stockholder will sell all of the shares of common stock covered by this prospectus supplement. We filed the registration statement for the resale of these shares pursuant to the registration rights agreement entered into between us and the selling stockholder in connection with the acquisition by us of the OptiSolar Project Business from the selling stockholder. Subject to certain conditions, the selling stockholder is permitted to transfer its rights under the registration rights agreement to any transferee of shares of our common stock. From time to time we may file additional prospectus supplements to identify such transferees as selling stockholders.

	Shares Beneficially Owned Prior to			Shares Beneficially Owned After the
	the Offering		Shares Offered	Offering
Selling Stockholder	Shares(1)	Percent(2)	Hereby	Shares	Percent(2)

OptiSolar Holdings LLC	2,972,420	3.50%	2,801,435	170,985	0.20%

(1)	Includes (i) 732,789 shares currently held in escrow pursuant to the Escrow Agreement (described below) and (ii) 355,096 shares that may be issued in the future to the selling stockholder upon satisfaction of conditions relating to the novation of certain existing leases and satisfaction of certain existing accounts payable of OptiSolar Inc.

(2)	Based on 81,843,748 shares of our common stock outstanding as of March 27, 2009.

To secure certain indemnification obligations agreed to by the selling stockholder in connection with our acquisition of the OptiSolar Project Business, we entered into an escrow agreement, dated as of April 3, 2009, by and among us, the selling stockholder and JPMorgan Chase Bank N.A. as escrow agent (the “Escrow Agreement”). During the escrow period, the selling stockholder may cause the escrowed shares to be sold, provided that the net cash proceeds from such sale are returned to the escrow account. Otherwise the selling stockholder does not have the right to sell the escrow shares until they are released from escrow in accordance with the terms of the Escrow Agreement.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock listed in the table appearing in the “Selling Stockholder” section of this prospectus supplement to permit public secondary trading of these shares by the selling stockholder from time to time after the date of this prospectus supplement. Pursuant to a registration rights agreement between us and the selling stockholder that was entered into in connection with the acquisition of the OptiSolar Project Business, we agreed to register the resale of our common stock owned by the selling stockholder and to pay all fees and expenses incident to the registration of such shares. In addition, we agreed to indemnify the selling stockholder against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act, and the selling stockholder agreed to indemnify us for liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholder specifically for use in this prospectus. Subject to certain conditions, the selling stockholder is permitted to transfer its rights under the registration rights agreement to any transferee of shares of our common stock. From time to time we may file additional prospectus supplements to identify such transferees as selling stockholders.

We may suspend the use of this prospectus supplement for certain periods of time under certain circumstances, including in the event that we reasonably determine that information required to be disclosed in order to keep current this prospectus supplement, if disclosed, would be materially detrimental to us and our stockholders by reason of a material pending or imminently prospective transaction or development, as described in the registration rights agreement. In such a case, we may prohibit offers and sales of the shares of common stock pursuant to offers relating to this prospectus supplement.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder may, from time to time, sell any or all of the shares of our common stock beneficially owned by it and offered hereby directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sales. The shares may be sold at various times by one or more methods, including, but not limited to, the following:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	directly to one or more purchasers, including institutional investors;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	through short sales, purchases or sales of puts, calls or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share or over a stipulated period of time;

•	in private transactions or under Rule 144, or pursuant to other available exemptions from the registration requirements, of the Securities Act rather than pursuant to this prospectus;

•	in hedging transactions, including, but not limited to (i) transactions with broker-dealers who may engage in short sales of shares and may use shares to close out such short positions, (ii) option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, who will then resell or transfer the shares, or (iii) loans or pledges of shares to a broker-dealer who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through the distribution of the shares by the selling stockholder to its members or other equity holders;

•	an offering at other than a fixed price;

•	a combination of any such methods of sale or distribution; and

•	any other method permitted pursuant to applicable law.

From time to time, the selling stockholder may also pledge, hypothecate or grant a security interest in some or all of the shares it owns. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders and will be named in an additional prospectus supplement.

If underwriters are used in a firm commitment underwriting, the selling stockholder will execute an underwriting agreement with those underwriters relating to the shares of common stock that the selling stockholder will offer. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the shares of common stock will be subject to conditions. The underwriters, if any, will purchase such shares on a firm commitment basis and will be obligated to purchase all of such shares.

The shares of common stock subject to the underwriting agreement will be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from the selling stockholder in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these shares of common stock for whom they may act as agent. Underwriters may sell these shares to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the shares of common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

In effecting sales, the selling stockholder may engage brokers or dealers, and any brokers or dealers so engaged by the selling stockholder may arrange for other brokers or dealers to participate. Broker-dealers may receive commissions, concessions, discounts or other items constituting compensation from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Compensation paid by the selling stockholder to a particular broker-dealer may be in excess of customary compensation. Broker-dealer transactions may include:

•	purchases of the shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share or over a stipulated period of time;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

Broker-dealers who acquire shares as principal may thereafter resell those shares from time to time in transactions (which may involve block trades and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, on any national securities exchange or quotation service, in privately negotiated transactions or by a combination of these methods of sale, at fixed prices that may be changed, at prevailing market prices at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at negotiated prices.

The selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by these broker-dealers. The selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered to the broker-dealers, who may then resell or otherwise transfer those shares. The selling stockholder may also loan or pledge its shares to a broker-dealer and, upon the default of the selling stockholder, the broker-dealer may sell or otherwise transfer such shares from time to time pursuant to this prospectus supplement. If dealers are utilized in the sale of shares of common stock, the names of the dealers and the terms of the transaction will be set forth in a prospectus supplement, if required by law.

The selling stockholder may also sell shares of the common stock through agents designated by it from time to time. We will name any agent involved in the offer or sale of such shares and will list commissions payable by the selling stockholder to these agents in a prospectus supplement, if required by law. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

The selling stockholder may indemnify underwriters, dealers or agents who participate in the distribution of the shares of common stock against certain liabilities, including liabilities under the Securities Act and agree to contribute to payments which these underwriters, dealers or agents may be required to make.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states such shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder qualifies as an “underwriter” within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholder has acknowledged that it understands its obligations to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M.

The selling stockholder does not intend to use any means of distributing or delivering the prospectus, including this prospectus supplement, other than by hand or the mails, and the selling stockholder does not intend to use any forms of prospectus other than printed prospectuses.

Once sold under the shelf registration statement on Form S-3, of which this prospectus supplement forms a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES FOR NON-U.S. STOCKHOLDERS

The following discussion is a general summary of the material U.S. federal income tax consequences of the ownership and disposition of our common stock applicable to “Non-U.S. Holders.” As used in this prospectus supplement, a Non-U.S. Holder means a beneficial owner of our common stock that is neither a U.S. person nor a partnership for U.S. federal income tax purposes, and that will hold shares of our common stock as capital assets. For U.S. federal income tax purposes, a U.S. person includes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons or (b) otherwise has validly elected to be treated as a U.S. domestic trust.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the U.S. federal income tax treatment of the partnership and each partner generally will depend on the status of the partner and the activities of the partnership and the partner. Partnerships acquiring our common stock, and partners in such partnerships, should consult their own tax advisors with respect to the U.S. federal income tax consequences of the ownership and disposition of our common stock.

This summary does not consider specific facts and circumstances that may be relevant to a particular Non-U.S. Holder’s tax position and does not consider U.S. state and local or non-U.S. tax consequences. It also does not consider Non-U.S. Holders subject to special tax treatment under the U.S. federal income tax laws (including partnerships or other pass-through entities, banks and insurance companies, dealers in securities, holders of our common stock held as part of a “straddle,” “hedge,” “conversion transaction” or other risk-reduction transaction, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings to avoid U.S. federal income tax, foreign tax-exempt organizations, former U.S. citizens or residents, persons who hold or receive common stock as compensation and persons subject to the alternative minimum tax). This summary is based on provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations, administrative pronouncements of the U.S. Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and different interpretations.

This summary is included herein as general information only. Accordingly, each prospective Non-U.S. Holder is urged to consult its own tax advisor with respect to the U.S. federal, state, local and non-U.S. income, estate and other tax consequences of owning and disposing of our common stock.

U.S. Trade or Business Income

For purposes of this discussion, dividend income and gain on the sale or other taxable disposition of our common stock will be considered to be “U.S. trade or business income” if such income or gain is (a) effectively connected with the conduct by a Non-U.S. Holder of a trade or business within the United States and (b) in the case of a Non-U.S. Holder that is eligible for the benefits of an income tax treaty with the United States, attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States. Generally, U.S. trade or business income is not subject to U.S. federal withholding tax (provided the Non-U.S. Holder complies with applicable certification and disclosure requirements); instead, U.S. trade or business income is subject to U.S. federal income tax on a net income basis at regular U.S. federal income tax rates in the same manner as a U.S. person. Any U.S. trade or business income received by a corporate Non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Dividends

Distributions of cash or property that we pay will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). A Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a 30% rate, or, if the Non-U.S. Holder is eligible, at a reduced rate prescribed by an applicable income tax treaty, on any dividends received in respect of our common stock. If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of the Non-U.S. Holder’s tax basis in our common stock (with a corresponding reduction in such Non-U.S. Holder’s tax basis in our common stock), and thereafter will be treated as capital gain. In order to obtain a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, a Non-U.S. Holder will be required to provide a properly executed IRS Form W-8BEN certifying under penalties of perjury its entitlement to benefits under the treaty. Special certification requirements and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals. A Non-U.S. Holder of our common stock that is eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by filing an appropriate claim for a refund with the IRS on a timely basis. A Non-U.S. Holder should consult its own tax advisor regarding its possible entitlement to benefits under an income tax treaty and the filing of a U.S. tax return for claiming a refund of U.S. federal withholding tax.

The U.S. federal withholding tax does not apply to dividends that are U.S. trade or business income, as defined above, of a Non-U.S. Holder who provides a properly executed IRS Form W-8ECI, certifying under penalties of perjury that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United Sates.

Dispositions of Our Common Stock

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of any gain on a sale or other disposition of our common stock unless:

•	the gain is U.S. trade or business income, as defined above;

•	the Non-U.S. Holder is an individual who is present in the United States for 183 or more days in the taxable year of the disposition and meets other conditions; or

•	we are or have been a “U.S. real property holding corporation” (a “USRPHC”) under section 897 of the Code at any time during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period for our common stock.

In general, a corporation is a USRPHC if the fair market value of its “U.S. real property interests” (as defined in the Code and applicable Treasury regulations) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. If we are determined to be a USRPHC, the U.S. federal income and withholding taxes relating to interests in USRPHCs nevertheless will not apply to gains derived from the sale or other disposition of our common stock by a Non-U.S. Holder whose shareholdings, actual and constructive, at all times during the applicable period, amount to 5% or less of our common stock, provided that our common stock is regularly traded on an established securities market. We are not currently a USRPHC, and we do not anticipate becoming a USRPHC in the future. However, no assurance can be given that we will not be a USRPHC, or that our common stock will be considered regularly traded, when a Non-U.S. Holder sells its shares of our common stock.

Federal Estate Tax

Any of our common stock held by an individual Non-U.S. Holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding Requirements

We must annually report to the IRS and to each Non-U.S. Holder any dividend income that is subject to U.S. federal withholding tax, or that is exempt from such withholding tax pursuant to an income tax treaty. Copies of these information returns also may be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides. Under certain circumstances, the Code imposes a backup withholding obligation (currently at a rate of 28%) on certain reportable payments. Dividends paid to a Non-U.S. Holder of our common stock generally will be exempt from backup withholding if the Non-U.S. Holder provides a properly executed IRS Form W-8BEN or otherwise establishes an exemption.

The payment of the proceeds from the disposition of our common stock to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a non-U.S. broker will not be subject to information reporting or backup withholding unless the non-U.S. broker has certain types of relationships with the United States (a “U.S. related person”). In the case of the payment of the proceeds from the disposition of our common stock to or through a non-U.S. office of a broker that is either a U.S. person or a U.S. related person, the Treasury regulations require information reporting (but not the backup withholding) on the payment unless the broker has documentary evidence in its files that the holder is a Non-U.S. Holder and the broker has no knowledge to the contrary. Non-U.S. Holders should consult their own tax advisors on the application of information reporting and backup withholding to them in their particular circumstances (including upon their disposition of our common stock).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be refunded or credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, if the Non-U.S. Holder provides the required information to the IRS on a timely basis. Non-U.S. Holders should consult their own tax advisors regarding the filing of a U.S. tax return for claiming a refunded of such backup withholding.

LEGAL MATTERS

The validity of the shares of our common stock offered in this supplement will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

PROSPECTUS

FIRST SOLAR, INC.

Common Stock
Debt Securities
Preferred Stock
Warrants

The securities covered by this prospectus may be sold from time to time by First Solar, Inc. In addition, selling security holders to be named in a prospectus supplement may offer and sell from time to time securities in such amounts as are set forth in such prospectus supplement. We may, and any selling security holder may, offer the securities independently or together in any combination for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling security holder.

When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, together with the documents we incorporate by reference, before you decide to invest in any of these securities.

Our common stock is traded on The Nasdaq Global Select Market under the symbol “FSLR.”

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities may be offered and sold to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See “Plan of Distribution” on page 14. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Prospectus Dated April 2, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission, which we refer to in this prospectus as the “SEC,” using the “shelf” registration process. Under the shelf registration process, we, or certain of our security holders, may from time to time sell the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that we or a selling security holder may offer. Each time we, or, under certain circumstances, our security holders, sell securities in a manner not described herein, we will provide you with a prospectus supplement containing specific information about the terms of the offering and the means of distribution of the securities. The prospectus supplement may also add, update or change information contained in this prospectus and may include other special considerations applicable to such offering of securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the applicable securities. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

In this prospectus, unless the context otherwise requires, the terms “First Solar,” “we,” “our,” “us” and the “Company” refer to First Solar, Inc., a Delaware corporation, whose shares of common stock are publicly traded on The Nasdaq Global Select Market under the symbol “FSLR,” and its subsidiaries.

References to “securities” include any security that we or our security holders might sell under this prospectus or any prospectus supplement.

We prepare our financial statements in U.S. dollars and prepare our financial statements, including all of the financial statements incorporated by reference in this prospectus, in conformity with accounting principles generally accepted in the United States, or “U.S. GAAP.” Our fiscal year ends on the Saturday on or before (and closest to) December 31. In this prospectus, except where otherwise indicated, references to “$” or “dollars” are to the lawful currency of the United States.

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

Pursuant to this registration statement, we may offer, issue and sell securities as set forth on the cover page of this prospectus. Because we are a “well-known seasoned issuer,” as defined in Rule 405 of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act,” we may add to and offer additional securities, including securities held by security holders, by filing a prospectus supplement with the SEC at the time of the offer. In addition, we are able to add our subsidiaries and securities to be issued by them if we guarantee such securities.

You should rely only on the information contained in this prospectus or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The distribution of this prospectus and sale of these securities in certain jurisdictions may be restricted by law. Persons in possession of this prospectus are required to inform themselves about and observe any such restrictions. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

FIRST SOLAR, INC.

We design and manufacture solar modules using a proprietary thin film semiconductor technology that has allowed First Solar to reduce its average solar module manufacturing costs to among the lowest in the world. We manufacture our solar modules on high-throughput production lines and perform all manufacturing steps in an automated, proprietary, continuous process, which eliminates the multiple supply chain operators and expensive and time consuming batch processing steps that are used to produce a crystalline silicon solar module.

We devote a substantial amount of resources to research and development with the objective of lowering the per watt price of solar electricity generated by photovoltaic systems. With the objective of reducing the per watt manufacturing cost of electricity generated by photovoltaic systems using our solar modules, we focus our research and development on increasing the conversion efficiency of our solar modules and on reducing the cost and optimizing the effectiveness of the other components in a photovoltaic system.

Through our solar power systems and project development business, we also provide comprehensive utility-scale photovoltaic systems solutions that significantly reduce solar electricity costs. We sell solar power systems, which include both our solar modules and balance of system components that we procure from third parties, directly to system owners. We also provide utility-scale engineering, procurement and construction (EPC) capabilities related to the development of commercial solar projects, including monitoring and maintenance as part of a turnkey system solution delivery.

First Solar, Inc., a Delaware corporation, was incorporated on February 22, 2006. We operated as a Delaware limited liability company from 1999 until 2006. Our corporate headquarters is located at 350 West Washington Street, Suite 600, Tempe, Arizona 85281 and our telephone number is (602) 414-9300. We maintain a website at www.firstsolar.com. The information contained in or connected to our website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors and other disclosures relating to an investment in securities issued by First Solar described in our Annual Report on Form 10-K for the fiscal year ended December 27, 2008, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Before making an investment decision, you should carefully consider those risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the information incorporated herein and therein by reference contain forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act,” and the Securities Act, which are subject to risks, uncertainties and assumptions that are difficult to predict. All statements in this prospectus, other than statements of historical fact, are forward-looking statements. These forward-looking statements are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements, among other things, concerning our business strategy, including anticipated trends and developments in and management plans for, our business and the markets in which we operate; future financial results, operating results, revenues, gross profit, operating expenses, products, projected costs and capital expenditures; research and development programs; sales and marketing initiatives; and competition. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict” and “continue,” the negative or plural of these words and other comparable terminology. Our forward-looking statements are only predictions based on our current expectations and our projections about future events. All forward-looking statements included in this prospectus, any applicable prospectus supplement or in a document incorporated by reference into this prospectus speak only as of the date of this prospectus, the prospectus supplement or the document incorporated by reference, as the case may be. You should not place undue reliance on these forward-looking statements. We undertake no obligation to update any of these forward-looking statements for any reason. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements.

SELLING SECURITY HOLDERS

We may register securities covered by this prospectus for re-offers and resales by any selling security holders to be named in a prospectus supplement. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, we may add secondary sales of securities by any selling security holders by filing a prospectus supplement with the SEC. We may register these securities to permit selling security holders to resell their securities when they deem appropriate. A selling security holder may resell all, a portion or none of their securities at any time and from time to time. We may register those securities for sale through an underwriter or other plan of distribution as set forth in a prospectus supplement. See “Plan of Distribution.” Selling security holders may also sell, transfer or otherwise dispose of some or all of their securities in transactions exempt from the registration requirements of the Securities Act. We may pay all expenses incurred with respect to the registration of the securities owned by the selling security holders, other than underwriting fees, discounts or commissions, which will be borne by the selling security holders. We will provide you with a prospectus supplement naming the selling security holders, the amount of securities to be registered and sold and other terms of the securities being sold by a selling security holder.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, possible future repayments of indebtedness or for such other purposes as may be specified in the applicable prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from any sales of our securities by any selling security holder to be named in a prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the years and periods indicated. As we have no shares of preferred stock outstanding as of the date of this prospectus, no ratio of earnings to combined fixed charges and preferred stock dividends is presented.

	Year Ended
	December 25,	December 31,	December 30,	December 29,	December 27,
	2004	2005	2006	2007	2008

Ratio of Earnings to Fixed Charges	—	—	2.4	24.6	49.5

For purposes of calculating our ratios of earnings to fixed charges, “earnings” consist of income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. Fixed charges consist of interest expense, capitalized interest, amortization of debt discount and expenses and an estimate of the interest within our rental expense. Our fixed charges do not include any dividend requirements with respect to preferred stock because we do not have any shares of preferred stock outstanding.

Earnings for the years ended December 25, 2004 and December 31, 2005 were inadequate to cover fixed charges. The dollar amount of the coverage deficiency for the years ended December 25, 2004 and December 31, 2005 was $566,000 and $913,000, respectively.

DESCRIPTION OF COMMON STOCK

For a description of the common stock we or selling security holders may offer, see “Description of Capital Stock” in First Solar’s Registration Statement on Form S-1/A (Reg. No. 333-144714), filed with the SEC on August 3, 2007, including any form of prospectus contained therein filed pursuant to Rule 424(b) under the Securities Act, which description is incorporated herein by reference. See “Where You Can Find More Information.”

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to those debt securities will be described in the prospectus supplement relating to those debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the prospectus supplement relating thereto and to the following description.

We may issue debt securities from time to time in one or more series. The debt securities will be general obligations of First Solar. The debt securities may be fully and unconditionally guaranteed on a secured or unsecured senior or subordinated basis, jointly and severally, by guarantors, if any. In the event that any series of debt securities will be subordinated to other indebtedness that we have outstanding or may incur, the terms of the subordination will be set forth in the prospectus supplement relating to the subordinated debt securities. Debt securities will be issued under one or more indentures between us and one or more trustees named in the prospectus supplement, which we refer to as the trustee. The statements made in this prospectus relating to any indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete. We will file a copy of the indenture with the SEC at or before the time of the offering of the applicable series of debt securities. You should refer to the indenture for the complete terms of the debt securities.

General

The debt securities will represent direct, general obligations of First Solar and:

•	may rank equally with other unsubordinated debt or may be subordinated to other debt we have or may incur;

•	may be issued in one or more series with the same or various maturities;

•	may be issued at a price of 100% of their principal amount or at a premium or discount;

•	may be issued in registered or bearer form and certificated or uncertificated form; and

•	may be represented by one or more global notes registered in the name of a designated depositary’s nominee, and if so, beneficial interests in the global note will be shown on and transfers will be made only through records maintained by the designated depositary and its participants.

The aggregate principal amount of debt securities that we may authenticate and deliver is unlimited. The debt securities may be issued in one or more series as we may authorize from time to time. You should refer to the applicable prospectus supplement for the following terms of the debt securities of the series with respect to which that prospectus supplement is being delivered:

•	the title of the debt securities of the series (which will distinguish the debt securities of that particular series from the debt securities of any other series);

•	the price or prices of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series that may be authenticated and delivered under the indenture (except for debt securities authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other debt securities of the series);

•	the date or dates on which the principal and premium with respect to the debt securities of the series are payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities of the series will bear interest (if any) or the method of determining such rate or rates, the date or dates from which such interest, if any, will accrue, the interest payment dates on which such interest, if any, will be payable or the method by which such dates will be determined, the record dates for the determination of holders thereof to whom such interest is payable (in the case of securities in registered form), and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	the currency or currencies in which debt securities of the series will be denominated, if other than U.S. dollars, the place or places, if any, in addition to or instead of the corporate trust office of the trustee (in the case of securities in registered form) or the principal New York office of the trustee (in the case of securities in bearer form), where the principal, premium and interest with respect to debt securities of the series will be payable or the method of such payment, if by wire transfer, mail or other means;

•	the price or prices at which, the period or periods within which, and the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	whether debt securities of the series are to be issued as securities in registered form or securities in bearer form or both and, if securities in bearer form are to be issued, whether coupons will be attached to them, whether securities in bearer form of the series may be exchanged for securities in registered form of the series, and the circumstances under which and the places at which any such exchanges, if permitted, may be made;

•	if any debt securities of the series are to be issued as securities in bearer form or as one or more global securities representing individual securities in bearer form of the series, whether certain provisions for the payment of additional interest or tax redemptions will apply; whether interest with respect to any portion of a temporary bearer security of the series payable with respect to any interest payment date prior to the exchange of such temporary bearer security for definitive securities in bearer form of the series will be paid to any clearing organization with respect to the portion of such temporary bearer security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the persons entitled to interest payable on such interest payment date; and the terms upon which a temporary bearer security may be exchanged for one or more definitive securities in bearer form of the series;

•	the obligation, if any, to redeem, purchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder of such debt securities and the price or prices at which, the period or periods within which, and the terms and conditions upon which, debt securities of the series will be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for any issuer’s common stock, preferred stock, other debt securities or warrants for common stock, preferred stock, indebtedness or other securities of any kind and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other additional provisions;

•	if other than denominations of $1,000 or any integral multiple thereof, the denominations in which debt securities of the series will be issuable;

•	if the amount of principal, premium or interest with respect to the debt securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

•	if the principal amount payable at the stated maturity of debt securities of the series will not be determinable as of any one or more dates prior to such stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;

•	any changes or additions to the provisions of the indenture dealing with defeasance;

•	if other than the principal amount thereof, the portion of the principal amount of debt securities of the series that will be payable upon declaration of acceleration of the maturity thereof or provable in bankruptcy;

•	the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of the series of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, are applicable and any corresponding changes to provisions of the indenture as then in effect;

•	any addition to or change in the events of default with respect to the debt securities of the series and any change in the right of the trustee or the holders to declare the principal, premium and interest, if any, with respect to such debt securities due and payable;

•	if the debt securities of the series will be issued in whole or in part in the form of a global security, the terms and conditions, if any, upon which such global security may be exchanged in whole or in part for other individual debt securities in definitive registered form, the depositary (as defined in the applicable prospectus supplement) for such global security and the form of any legend or legends to be borne by any such global security in addition to or in lieu of the legend referred to in the indenture;

•	any trustee, authenticating or paying agent, transfer agent or registrar;

•	the applicability of, and any addition to or change in, the covenants and definitions then set forth in the indenture or in the terms then set forth in the indenture relating to permitted consolidations, mergers or sales of assets;

•	the terms, if any, of any guarantee of the payment of principal, premium and interest with respect to debt securities of the series and any corresponding changes to the provisions of the indenture as then in effect;

•	the subordination, if any, of the debt securities of the series pursuant to the indenture and any changes or additions to the provisions of the indenture relating to subordination;

•	with regard to debt securities of the series that do not bear interest, the dates for certain required reports to the trustee; and

•	any other terms of the debt securities of the series (which terms will not be prohibited by the provisions of the indenture).

The prospectus supplement will also describe any material U.S. federal income tax consequences or other special considerations applicable to the series of debt securities to which such prospectus supplement relates, including those applicable to:

•	securities in bearer form;

•	debt securities with respect to which payments of principal, premium or interest are determined with reference to an index or formula (including changes in prices of particular securities, currencies or commodities);

•	debt securities with respect to which principal or interest is payable in a foreign or composite currency;

•	debt securities that are issued at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates, or original issue discount debt securities; and

•	variable rate debt securities that are exchangeable for fixed rate debt securities.

Unless otherwise provided in the applicable prospectus supplement, securities in registered form may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States or at the office of the trustee or the trustee’s agent in the Borough of Manhattan, the City and State of New York, at which its corporate agency business is conducted, subject to the limitations provided in the indenture, without the payment of any service charge, other than any tax or governmental charge payable in connection therewith. Securities in bearer form will be transferable only by delivery. Provisions with respect to the exchange of securities in bearer form will be described in the prospectus supplement relating to those securities in bearer form.

All funds that we pay to a paying agent for the payment of principal, premium or interest with respect to any debt securities that remain unclaimed at the end of two years after that principal, premium or interest will have become due and payable will be repaid to us, and the holders of those debt securities or any related coupons will thereafter look only to us for payment thereof.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities. A global security is a debt security that represents, and is denominated in an amount equal to the aggregate principal amount of, all outstanding debt securities of a series, or any portion thereof, in either case having the same terms, including the same original issue date, date or dates on which principal and interest are due, and interest rate or method of determining interest. A global security will be deposited with, or on behalf of, a depositary, which will be identified in the prospectus supplement relating to such debt securities. Global securities may be issued in either registered or bearer form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be transferred except as a whole by the depositary to a nominee of the depositary, by a nominee of the depositary to the depositary or another nominee of the depositary, or by the depositary or any nominee of the depositary to a successor depositary or any nominee of such successor.

The terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to such debt securities. We anticipate that the following provisions will generally apply to depositary arrangements, in all cases subject to any restrictions or limitations described in the prospectus supplement relating to such debt securities.

Upon the issuance of a global security, the depositary for such global security will credit, on its book entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with the depositary (“participants”). Such accounts will be designated by the dealers or underwriters with respect to such debt securities or, if such debt securities are offered and sold directly by us or through one or more agents, by us or such agents. Ownership of beneficial interests in a global security will be limited to participants or persons that hold beneficial interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary (with respect to interests of participants) or records maintained by participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limitations and laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner or holder of such global security, such depositary or nominee, as the case may be, will be considered the sole owner or holder of the individual debt securities represented by such global security for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any of such debt securities in definitive form, and will not be considered the owners or holders thereof under the indenture.

Payments of principal, premium, and interest with respect to individual debt securities represented by a global security will be made to the depositary or its nominee, as the case may be, as the registered owner or holder of such global security. Neither we, the trustee, any paying agent or registrar for such debt securities nor any agent of ours or the trustee will have any responsibility or liability for:

•	any aspect of the records relating to or payments made by the depositary, its nominee or any participants on account of beneficial interests in the global security or for maintaining, supervising or reviewing any records relating to such beneficial interests;

•	the payment to the owners of beneficial interests in the global security of amounts paid to the depositary or its nominee; or

•	any other matter relating to the actions and practices of the depositary, its nominee or its participants.

Neither we, the trustee, any paying agent or registrar for such debt securities or any agent of ours or the trustee will be liable for any delay by the depositary, its nominee or any of its participants in identifying the owners of beneficial interests in the global security, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the depositary or its nominee for all purposes.

We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest with respect to a definitive global security representing any of such debt securities, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security, as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers and registered in “street name.” Such payments will be the responsibility of such participants. Receipt by owners of beneficial interests in a temporary global security of payments of principal, premium or interest with respect thereto will be subject to the restrictions described in an applicable prospectus supplement. See “Limitation on Issuance of Securities in Bearer Form” below.

If the depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary, we will appoint a successor depositary. If a successor depositary is not appointed by us within 90 days, we will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. In addition, we may at any time and in our sole discretion determine to no longer have debt securities of a series represented by a global security and, in such event, will issue individual debt securities of such series in exchange for the global security representing such series of debt securities. Furthermore, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing debt securities of such series may, on terms acceptable to us, the trustee, and the depositary for such global security, receive individual debt securities of such series in exchange for such beneficial interests. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by such global security equal in principal amount to such beneficial interest and to have such debt securities registered in its name (if the debt securities are issuable as securities in registered form). Individual debt securities of such series so issued generally will be issued:

•	as securities in registered form in denominations, unless otherwise specified by us, of $1,000 and integral multiples thereof if the debt securities are issuable as securities in registered form;

•	as securities in bearer form in the denomination or denominations specified by us if the debt securities are issuable as securities in bearer form; or

•	as either securities in registered form or securities in bearer form as described above if the debt securities are issuable in either form.

Limitations on Issuance of Securities in Bearer Form

The debt securities of a series may be issued as securities in registered form (which will be registered as to principal and interest in the register maintained by the registrar for such debt securities) or securities in bearer form (which will be transferable only by delivery). If such debt securities are issuable as securities in bearer form, the applicable prospectus supplement will describe certain special limitations and considerations that will apply to such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

Subordination

Debt securities of a series, and any guarantees, may be subordinated, which we refer to as subordinated debt securities, to senior indebtedness (as defined in the applicable prospectus supplement) to the extent set forth in the prospectus supplement relating thereto. To the extent we conduct operations through subsidiaries, the holders of debt securities (whether or not subordinated debt securities) will be structurally subordinated to the creditors of our subsidiaries, except to the extent such subsidiary is a guarantor of such series of debt securities.

Events of Default

Each of the following will constitute an event of default with respect to any series of debt securities:

•	default in payment of the principal or premium, if any, on the debt securities of that series, when such amount becomes due and payable at maturity, upon acceleration, required redemption or otherwise;

•	failure to pay interest on the debt securities of that series within 30 days of the due date;

•	failure to comply with the obligations described under “— Mergers and Sales of Assets” below;

•	failure to comply for 60 days after notice with any of our other agreements in the debt securities of that series or the indenture or supplemental indenture related to that series of debt securities; or

•	certain events of bankruptcy, insolvency or reorganization affecting us.

A prospectus supplement may omit, modify or add to the foregoing events of default.

A default under the fourth clause above will not constitute an event of default until the trustee or the holders of 25% in principal amount of the outstanding debt securities notify us of the default and we do not cure such default within the time specified after receipt of such notice.

If any event of default (other than an event of default relating to certain events of bankruptcy, insolvency or reorganization) occurs and is continuing with respect to a particular series of debt securities, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (and to the trustee if such notice is given by the holders), may declare the principal amount of (or in the case of original issue discount debt securities, the portion thereby specified in the terms thereof), premium, if any, and accrued interest on the debt securities of that series to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization, the principal amount of, premium, if any, and accrued interest on the debt securities of that series will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of a majority in aggregate principal amount of the debt securities of any series then outstanding by notice to the trustee under the indenture may on behalf of the holders of all of such series of debt securities waive any existing default or event of default and its consequences under the applicable indenture except a continuing default or event of default in the payment of interest on, or the principal of, the debt securities of such series.

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default will occur and be continuing, the trustee is under no obligation to exercise any of its rights or powers under the indenture or debt securities at the request or direction of any of the holders of any series of debt securities, unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of at least a majority in aggregate principal amount of the outstanding debt securities of a series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such series of debt securities. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder of such series of debt securities or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no holder of debt securities of a series has any right to institute any proceeding with respect to the indenture or debt securities, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

•	such holder has previously given to the trustee written notice of a continuing event of default with respect to such series of debt securities;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holder or holders have offered reasonable security or indemnity against any loss, liability or expense, to the trustee to institute such proceeding as trustee; and

•	the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer.

However, such limitations do not apply to a suit instituted by a holder of a debt security of such series for the enforcement of payment of the principal, premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

The indenture will provide that if a default with respect to a series of debt securities occurs and is continuing and is known to the trustee, the trustee must mail to each holder of such debt securities notice of the default within 90 days after it occurs. Except in the case of a default in the payment of the principal or premium, if any, upon acceleration, redemption or otherwise with respect to any debt security of a series when such amount becomes due and payable, the trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the holders.

The indenture will require us to furnish to the trustee, within 120 days after the end of each fiscal year, a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification and Waiver

Modifications and amendments of the indenture, any supplemental indenture and any series of debt securities may be made by us and the trustee with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series affected by such modification or amendment.

No such modification or amendment may, without the consent of each holder affected thereby:

•	make any change to the percentage of principal amount of debt securities of any series the holders of which must consent to an amendment;

•	reduce the principal amount of, premium, if any, or interest on, or extend the stated maturity or interest payment periods, of any debt security;

•	make any debt security payable in money or securities other than that stated in such debt security;

•	make any change that adversely affects such holder’s right to require us to purchase a debt security, if any;

•	impair the right to institute suit for the enforcement of any payment with respect to the debt securities;

•	in the case of any subordinated debt security or coupons pertaining thereto, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

•	except as provided under “— Satisfaction and Discharge of the Indenture; Defeasance,” release any security or guarantee that may have been granted with respect to the debt securities; or

•	waive a default in payment of principal of, premium, if any, or interest on the debt securities of a series or modify any provisions of the indenture relating to modification or amendment thereof.

Without the consent of any holder, we and the trustee may amend the indenture for one or more of the following purposes:

•	to evidence the succession of another person pursuant to the provisions of the indenture relating to consolidations, mergers and sales of assets and the assumption by such successor of the covenants, agreements and obligations in the indenture and in the debt securities;

•	to surrender any right or power conferred upon us by the indenture, to add to our covenants such further covenants, restrictions, conditions or provisions for the protection of the holders of all or any series of debt securities as our boards of directors will consider to be for the protection of the holders of such debt securities, and to make the occurrence, or the occurrence and continuance, of a default in respect of any of such additional covenants, restrictions, conditions or provisions a default or an event of default under the indenture (provided, however, that with respect to any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a period of grace after default, which may be shorter or longer than that allowed in the case of other defaults, may provide for an immediate enforcement upon such default, may limit the remedies available to the trustee upon such default or may limit the right of holders of a majority in aggregate principal amount of any series of debt securities to waive such default);

•	to cure any ambiguity or correct or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities that may be defective or inconsistent with any other provision contained therein;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as will not adversely affect in any material respect the interests of any holders of debt securities of any series;

•	to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust Indenture Act as then in effect;

•	to add to or change any of the provisions of the indenture to provide that securities in bearer form may be registerable as to principal, to change or eliminate any restrictions on the payment of principal or premium with respect to securities in registered form or of principal, premium or interest with respect to securities in bearer form; or to permit securities in registered form to be exchanged for securities in bearer form, so as to not adversely affect the interests of the holders of debt securities or any coupons of any series in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

•	in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if each such holder of senior indebtedness consents to such change);

•	to add guarantees with respect to the debt securities or to secure the debt securities;

•	to make any change that does not adversely affect the rights of any holder;

•	to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change or elimination not otherwise permitted under the indenture will (a) neither apply to any debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision or (b) become effective only when there is no such debt security outstanding;

•	to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as will be necessary to provide for or facilitate the administration of the indenture by more than one trustee; or

•	to establish the form or terms of debt securities and coupons of any series, as described under “— General” above.

Mergers and Sales of Assets

The indenture will provide that we may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of our properties and assets to another person, unless among other items: (a) the resulting, surviving or transferee person (if other than us) is organized and existing under the laws of the United States, any state thereof or the District of Columbia and such person expressly assumes, by supplemental indenture, all of our obligations under all of the debt securities and the indenture; (b) we or such successor person will not immediately thereafter be in default under the indenture; and (c) we will have provided the trustee with an opinion of counsel and officer’s certificate confirming compliance with the indenture. Upon the assumption of our obligations by such a person in such circumstances, subject to certain exceptions, we will be discharged from all obligations under all debt securities and the indenture (except in the case of a lease).

Satisfaction and Discharge of the Indenture; Defeasance

Unless otherwise provided for in the prospectus supplement, the indenture will generally cease to be of any further effect with respect to a series of debt securities if (a) we have delivered to the trustee for cancellation all debt securities of such series (with certain limited exceptions) or (b) all debt securities and coupons of such series not theretofore delivered to the trustee for cancellation will have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we will have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity or upon redemption all such debt securities and coupons (and if, in either case, we will also pay or cause to be paid all other sums payable under the indenture by us).

In addition, we will have a “legal defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, all of our obligations under such debt securities and the indenture with respect to such debt securities) and a “covenant defeasance option” (pursuant to which we may terminate, with respect to the debt securities of a particular series, our obligations with respect to such debt securities under certain specified covenants contained in the indenture). If we exercise our legal defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option with respect to a series of debt securities, payment of such debt securities may not be accelerated because of an event of default related to the specified covenants.

The applicable prospectus supplement will describe the procedures we must follow in order to exercise our defeasance options.

Regarding the Trustee

The indenture will provide that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee may exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein will contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Governing Law

The indenture and the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock we may issue sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which these general terms and provisions will apply to any series of preferred stock so offered will be described in the prospectus supplement relating to the applicable preferred stock. The applicable prospectus supplement may also state that any of the terms set forth in this description are inapplicable to such series of preferred stock. This description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable Delaware law and the provisions of our amended and restated certificate of incorporation relating to our preferred stock.

We currently have 30,000,000 authorized shares of preferred stock, par value $0.001 per share. Preferred stock may be issued independently or together with any other securities and may be attached to or separate from the securities.

Pursuant to Delaware law and our amended and restated certificate of incorporation, our board of directors by resolution, and without the approval of shareholders, may establish one or more series of preferred stock and fix the number of shares constituting such series and the designation of such series, and the voting powers (if any) of the shares of such series, preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. Such rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of First Solar.

Our board of directors, in approving the issuance of a series of preferred stock and the applicable prospectus supplement, will set forth with respect to such series, the following:

•	the number of shares constituting such series;

•	the designation of such series;

•	the voting powers, if any, of the shares of such series; and

•	preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

The terms of each series of preferred stock will be described in any prospectus supplement related to such series of preferred stock and will contain a discussion of any material U.S. federal income tax considerations applicable to the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants.

The prospectus supplement relating to a particular issue of warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date from and after which such warrants and any securities issued therewith will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities, or other property) and the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures, and limitations relating to the exchange and exercise of such warrants.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us or any selling security holder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of, or pursuant to other exemptions from registration under, the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any such agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement to the extent required. Unless indicated in the prospectus supplement, such agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us or any selling security holder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers, agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling security holder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling security holder. We or any selling security holder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

In connection with an underwritten offering, we and any selling security holder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of the securities offered in this prospectus and any related prospectus supplement and certain legal matters will be passed upon for us by Cravath, Swaine & Moore LLP, New York, New York. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control (which is included in Management’s Report on Internal Control Over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 27, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and our website at http://www.firstsolar.com. You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

We are “incorporating by reference” into this prospectus specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of the offerings of all of the securities covered by this prospectus has been completed. This prospectus is part of a registration statement filed with the SEC.

We are “incorporating by reference” into this prospectus the following documents filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2008;

•	our Current Reports on Forms 8-K filed January 9, 2009, March 3, 2009, March 6, 2009 and April 2, 2009; and

•	the description of common stock and risk factors related to the offering contained in the final prospectus for First Solar filed pursuant to Rule 424(b)(4) of the Securities Act on August 13, 2007 with respect to the Registration Statement on Form S-1/A (Reg. No. 333-144714).

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated in this prospectus by reference. You can request copies of such documents if you call or write us at the following address or telephone number: Investor Relations, First Solar, Inc., 350 West Washington Street, Suite 600, Tempe, Arizona 85281, (602) 414-9300, or you may visit our website at http://www.firstsolar.com for copies of any such document.

This prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we will enter into in connection with the offering of securities covered by any particular accompanying prospectus supplement. The descriptions of these agreements contained in this prospectus, any accompanying prospectus supplement or information incorporated by reference herein or therein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

First Solar, Inc.

2,801,435 Shares of Common Stock

April 3, 2009